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  CUSIP NO. 784028 10 2             13G                   Page 17 of 17 Pages
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                           EXHIBIT B TO SCHEDULE 13G


          The following is a complete and accurate list of each member of the group:

     1.  Code, Hennessy & Simmons Limited Partnership;
     2.  CHS Management Limited Partnership;
     3.  Andrew W. Code;
     4.  Daniel J. Hennessy; and
     5.  Brian P. Simmons.